EXHIBIT 99.1

Innotrac Corporation Announces 2009 Fourth Quarter and Year End Results

ATLANTA, GA (March 31, 2010) – Innotrac Corporation (NASDAQ-GM: INOC) announced financial results today for the fourth quarter and year ended December 31, 2009.  The Company reported revenues of $21.3 million for the quarter versus $37.2 million reported in the comparable period in 2008.  For the year ended December 31, 2009, the Company reported revenues of $100.0 million compared to $131.4 million in 2008.  The decrease in revenue for the year ended December 31, 2009 was primarily due to the loss of two large fulfillment service contracts, AT&T Fast Access DSL modem business at the end of June 2009 and the liquidation of the Smith & Hawken, LLC by its parent company in the third quarter of 2009 combined with lower than projected volumes in the 4th quarter from our existing customers due to general economic conditions.

The Company reported operating earnings of $2.7 million, before a fourth quarter 2009 one-time, non-cash goodwill impairment charge of $25.2 million, for the year ended December 31, 2009 compared to operating earnings of $4.5 million for the year ended December 31, 2008.  After recording the one-time, non-cash goodwill impairment charge, the Company reported a net loss of $(22.7) million, or $(1.80) per share, for the year ended December 31, 2009 compared to a net profit of $3.3 million, or $0.26 per share for the year ended December 31, 2008.  For the fourth quarter ended December 31, 2009 the Company reported a net loss of $(26.4) million, or $(2.09) per share, after the fourth quarter 2009 one-time, non-cash goodwill impairment charge, compared to a net profit for the fourth quarter of 2008 of $592,000, or $0.05 per share.  The operating earnings of $2.7 million for the year ended December 31, 2009, before the fourth quarter 2009 one-time, non-cash goodwill impairment charge of $25.2 million, is calculated by adding the $25.2 million impairment charge back to our reported operating loss of $22.4 million presented in the condensed statement of operations for the year ended December 31, 2009 included in this press release.

	Twelve Months Ended
	December 31,
	Audited
	2009	2008
Operating (loss), income	$(22,438)	$4,509

One-time, non-cash goodwill impairment charge	25,169	-

Operating income before one-time non-cash goodwill impairment charge	$2,731	$4,509

The one-time, non-cash goodwill impairment charge of $25.2 million recorded in the 4th quarter of 2009 was determined in accordance with the requirements of Generally Accepted Accounting Principles during the Company’s annual review for impairment performed in the fourth quarter.  Since the goodwill impairment charge is a non-cash expense, it does not affect the company’s liquidity.  The Company completed 2009 with $1.1 million of cash on its balance sheet and no debt under its $15.0 million bank credit facility.

Innotrac
Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands.  The Company employs sophisticated order processing and warehouse management technology and operates seven fulfillment centers and a call center in six cities spanning all time zones across the continental United States.  For more information about Innotrac, visit the Innotrac Website, www.innotrac.com.

Information contained in this press release, other than historical information, may be considered forward-looking in nature.  Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Innotrac’s operating results, performance or financial condition are competition, the demand for Innotrac’s services, Innotrac’s ability to retain its current clients, Innotrac’s success in growing its existing client base, developing new business, reducing operating costs in response to reduced service revenues, realization of expected revenues from new clients, the general state of the  industries that the Company serves, changing technologies, Innotrac’s ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac’s Annual Report on Form 10-K for the fiscal year ending December 31, 2009 and other filings on file with the Securities and Exchange Commission.  Innotrac disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Contact

George Hare
Chief Financial Officer
678-584-4020
ghare@innotrac.com

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INNOTRAC CORPORATION
Condensed Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	(Unaudited)		(Audited)
	2009	2008	2009	2008
Service revenue	$19,253	$30,461	$87,362	$104,487
Freight revenue	2,080	6,699	12,595	26,913
Total revenue	21,333	37,160	99,957	131,400

Cost of service revenues	9,855	16,607	39,467	50,797
Cost of freight revenues	2,068	6,436	12,469	26,458
Selling, general and
administrative expenses	9,849	12,212	40,991	45,293
Goodwill Impairment	25,169	-	25,169	-
Depreciation and amortization	901	1,166	4,299	4,343
Total operating expenses	47,842	36,421	122,395	126,891

Operating (loss), income	(26,509)	739	(22,438)	4,509
Interest expense	44	147	251	1,231
Total other expense	44	147	251	1,231

(Loss) income before income taxes	(26,553)	592	(22,689)	3,278

Income tax (benefit)	(167)	-	-	-
Net (loss) income	$(26,386)	$592	$(22,689)	$3,278

Earnings per share:
Basic	$(2.09)	$0.05	$(1.80)	$0.26
Diluted	$(2.09)	$0.05	$(1.80)	$0.26

Weighted average shares
outstanding:
Basic	12,601	12,601	12,601	12,593
Diluted	12,601	12,601	12,601	12,594

INNOTRAC CORPORATION
Condensed Balance Sheets
(in thousands)

	December 31,	December 31,
	2009	2008
ASSETS	(Audited)	(Audited)
Current Assets:
Cash	$1,118	$1,056
Accounts receivable (net of allowance for doubtful accounts of $172 at December 31, 2009 and $271 at December 31, 2008)	14,521	25,793
Inventory	3,093	1,855
Prepaid expenses and other	1,693	1,262
Total current assets	20,425	29,966

Property and equipment, net	13,717	15,842
Goodwill	-	25,169
Other assets, net	1,061	822

Total assets	$35,203	$71,799

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$5,309	$9,259
Line of credit	-	10,055
Accrued expenses and other	4,524	5,253
Total current liabilities	9,833	24,567

Noncurrent Liabilities:
Other non-current liabilities	1,491	753
Total noncurrent liabilities	1,491	753

Total shareholders' equity	23,879	46,479

Total liabilities and shareholders' equity	$35,203	$71,799

INNOTRAC CORPORATION
Condensed Statements of Cash Flows
(in thousands)

	Twelve Months Ended
	December 31,
	(Audited)	(Audited)
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(22,689)	$3,278
Adjustments to net (loss) income:
Depreciation and amortization	4,299	4,343
Impairment of goodwill	25,169	-
Provision for bad debts	47	8
Loss on disposal of fixed assets	69	47
Stock compensation expense-stock options	14	72
Stock compensation expense-restricted stock	75	75
Changes in working capital:
Accounts receivable, gross	11,225	2,289
Inventory	(1,238)	(1,256)
Prepaid assets and other	(384)	(101)
Accounts payable, accrued expenses and other	(4,865)	(5,246)
Net cash provided by operating activities	11,722	3,509

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,691)	(2,530)
Net change in noncurrent assets and liabilities	235	130
Cash used in investing activities	(1,456)	(2,400)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under line of credit	(10,055)	3,887
(Repayment) proceeds of term loan	-	(5,000)
Issuance of stock, net	-	42
Capital lease funding	3	-
Loan fees paid	(152)	(61)
Cash used in financing activities	(10,204)	(1,132)

Net (decrease) increase in cash	62	(23)
Cash, beginning of period	1,056	1,079
Cash, end of period	$1,118	$1,056